Exhibit 23.1

Consent of Independent Auditors

      We hereby consent to the incorporation by reference in the Registration Statements of Imation Corp. on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, and 333-66030), of our report dated January 27, 2004, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which report is included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 1, 2004